Exhibit 99.2

January 29, 2021

Drive Shack Inc. Announces Pricing of Public Offering of Common Stock

NEW YORK, January 29, 2021 -- Drive Shack Inc. (NYSE: DS, the “Company”), a leading owner and operator of golf-related leisure and entertainment businesses, announced today that it priced its underwritten public offering of 20,833,334 shares of common stock at a price to the public of $2.40 per share for gross proceeds of approximately $50 million. All shares of common stock are being offered by the Company. The Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 3,124,999 shares of common stock. The offering is expected to close on February 2, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for investments and general corporate purposes, including for working capital and the planned development of five of seven Puttery venues in 2021.

BTIG, LLC is acting as lead book-running manager and Craig-Hallum Capital Group LLC is acting as joint book-running manager for the offering.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (333-251671) filed with the Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus and a related prospectus supplement. Prospective investors should read the prospectus supplement and the prospectus in that registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, NY 10022, or by e-mail at equitycapitalmarkets@btig.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the offering and the intended use of proceeds of the offering. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the prospectus supplement and the prospectus related to the offering and in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the prospectus supplement related to the offering from the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations Inquiries:
Kelley Buchhorn
Drive Shack Inc, Head of Investor Relations
646-585-5591
ir@driveshack.com